UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2017

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On January 24, 2017, Halcón Resources Corporation (the “Company” or “Halcón”) entered into a stock purchase agreement (the “Purchase Agreement”) with certain accredited investors (collectively, the “Investors”) to sell, in a private placement, 5,518 shares of new 8% automatically convertible preferred stock, par value $0.0001 per share (the “preferred stock”), each share of which will be convertible into 10,000 shares of common stock, par value $0.0001 per share (or a proportionate number of shares of common stock with respect to any fractional shares of preferred stock issued) (the “common stock”), for anticipated gross proceeds of $400.0 million, or $7.25 per share of common stock. The private placement is contingent and expected to close upon the Company’s previously disclosed acquisition of 20,748 net acres and related assets in the Southern Delaware Basin located in Pecos and Reeves Counties, Texas (the “Pecos County Assets”).

The Company expects to incur placement agent fees and associated expenses of approximately $12.0 million in connection with this private offering. Halcón intends to use the net proceeds from the sale of the preferred stock to partially fund the acquisition of the Pecos County Assets.

The preferred stock was offered and will be sold in a private placement exempt from the registration requirements of the Securities Act of 1933 (as amended, the “Securities Act”) pursuant to Section 4(a)(2) to “accredited investors” (as defined in Rule 501(a) under the Securities Act).

Each share of preferred stock will be convertible into a number of shares of common stock determined by dividing the liquidation preference of the preferred stock, which is equal to the liquidation price plus the amount of any accrued and unpaid dividends through the date of conversion, by the conversion price. No dividend will be paid on the preferred stock if it converts into common stock on or before June 1, 2017. Accordingly, until such date each share of preferred stock will automatically convert into 10,000 shares of common stock at an initial conversion price of $7.25 per share of common stock and each fractional share of preferred stock will be initially convertible into a proportionate number of shares of common stock. The preferred stock will convert automatically on the 20th calendar day after Halcón mails a definitive information statement to holders of its common stock notifying them that holders of a majority of Halcón’s outstanding common stock have consented to the issuance of common stock upon conversion of the preferred stock. As of January 24, 2017, Halcón had received written consent for conversion of the preferred stock from shareholders representing more than 50% of Halcón’s outstanding common stock. The initial conversion price is subject to adjustment in certain circumstances, including stock splits, stock dividends, rights offerings, or combinations of Halcón common stock. The common stock issuable upon a conversion of the preferred stock represents approximately 59% of Halcón’s outstanding common stock on an as-converted basis.

The Purchase Agreement entered into with the Investors contains customary representations and warranties by Halcón and the Investors, and Halcón has agreed to indemnify each Investor for losses resulting from Halcón’s breach of any representations, warranties or covenants. Closing of the private placement is subject to customary closing conditions, as well as the closing of Halcón’s acquisition of the Pecos County Assets and the execution and delivery of certain other documents, including a registration rights agreement, pursuant to which the Company will agree to file and maintain a registration statement with respect to the resale of the common stock underlying the preferred stock on the terms and conditions set forth therein.

In addition, certain shareholders (including Investors), officers and directors have agreed to execute “lock up” agreements (the “Lock Up Agreements”) in connection with the closing of the private placement.  During the period of time beginning on the effectiveness of the registration statement that the Company has agreed to file with respect to the resale of the common stock underlying the preferred stock and for 60 days thereafter, the parties to the Lock Up Agreements will, subject to limited exceptions, be prohibited from undertaking sales and certain other dispositions of shares of common stock, including the common stock issuable upon a conversion of the preferred stock, or certain other securities of the Company. The Lock Up Agreements for certain Investors also include an exception to the lock-up period for up to 10% of the common stock underlying the preferred stock.

The preferred stock to be issued to the Investors have not been registered under the Securities Act, and may not be offered or sold absent registration or an applicable exemption from registration. The information contained in this current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of Halcón securities in any state where such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state.

Relationships

Certain of the Investors and their respective affiliates have provided, and may in the future provide, other investment banking, commercial banking and financial advisory services to Halcón and its affiliates in the ordinary course of business with the Company, for which they received or will receive customary fees and commissions. Affiliates of certain of the Investors are lenders and/or agents under Halcón revolving credit facility. Accordingly, they will also receive a portion of the net proceeds from the private placement.

The foregoing descriptions of the Purchase Agreements and Lock Up Agreements are qualified in their entirety by reference to the Purchase Agreement and form of Lock Up Agreement, copies of which are filed herewith as Exhibit 2.1 and Exhibit 2.2, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above, under Item 1.01, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement

2.2	Form of Lock Up Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

January 25, 2017	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement

2.2	Form of Lock Up Agreement